SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:    May 1, 2001

Timberline Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

California	000-29680	68-0269988
(State or Other Jurisdiction of Incorporation)	Commission File	(I.R.S. Employer
	Number	Identification No.)

123 N. Main Street, Yreka, CA	96097
(Address of Principal Executive Offices)	(Zip Code)

(530) 842-4200
(Registrant's Telephone Number, Including Area Code)

ITEM 4.      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Registrant’s principal independent accountant, Carlson, Pavlick and Drageset resigned effective the time of the consummation of the merger of the Registrant with and into PremierWest Bancorp on April 13, 2001. The Registrant’s principal independent accountant’s report on the financial statements for each of the past two years did not contain any adverse opinion or disclaimer of opinion, or any modification as to uncertainty, audit scope, or accounting principles. There was no decision by the Registrant, its board of directors or an audit or similar committee of the Registrant’s board of directors to change accountants. There were no disagreements with the Registrant’s principal independent accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the two most recent fiscal years and any subsequent interim period preceding the resignation there were not any disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

c.	Exhibits.
16.	Letter on Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMBERLINE BANCSHARES, INC.
Date: May 1, 2001	By: /s/ John Linton
John Linton, President & Principal Executive Officer

INDEX TO EXHIBITS

Page
16.	Letter on Change in Certifying Accountant	4

Exhibit 16 Letter on Change in Certifying Accountant

Carlson, Pavlik and Drageset
Certified Public Accountants, LLP
122 S. Oregon Street
Yreka, California 96097

May 1, 2001

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

To Whom It May Concern:

We agree with the statements in Item 4 of the Form 8-K/A of Timberline Bancshares, Inc. and consent to the filing of this letter as Exhibit 16 to the Form 8-K/A to be filed with the Securities and Exchange Commission.

Sincerely,

/s/ Carlson, Pavlik and Drageset
Carlson, Pavlik and Drageset
Certified Public Accountants, LLP